Garold R. Base President and Chief Executive Officer Patti McKee Executive Vice President and Chief Financial Officer 2009 - 1st Quarter EXHIBIT 99

When used in filings by ViewPoint Financial Group ("the Company") with the Securities and Exchange Commission (the "SEC") in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost- effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company's market area, competition, changes in management's business strategies and other factors set forth under Risk Factors in our Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake - and specifically declines any obligation - to publically release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Safe Harbor Statement

ViewPoint MHC 57% of the common stock VPFG Minority Stockholders 43% of the common stock of VPFG ViewPoint Bank ViewPoint Financial Group 100% of the common stock of ViewPoint Bank ViewPoint Bankers Mortgage Structure

Market Capitalization: $299.9 million Total Assets: $2.24 billion Total Net Loans: $1.45 billion Total Deposits: $1.64 billion Number of Locations: 22 Community Bank Offices 14 Loan Production Offices 5 Administrative Offices Full-Time Employee Equivalent Count: 633 Corporate Overview (at March 31, 2009)

Texas franchise Strong foothold due to over 57 years in the market Ranked #2 in deposit market share for those banks headquartered in Collin County Excellent balance sheet growth Strong asset quality Strengths

*Source: Sheshunoff & Co. as of June 2008 Counties Market Rank Market Rank Number of Branches Number of Branches Company Deposits in Market ($000) Company Deposits in Market ($000) Deposit Market Share (%) Deposit Market Share (%) Percent of Franchise (%) Percent of Franchise (%) Total Population 2008 (Actual) Population Change 2000-2008 (%) Projected Population Change (%) 2008-2013 Median HH Income 2008 ($) HH Income Change 2000-2008 (%) Projected HH Income Change 2008-2013 (%) Collin 4 4 15 15 927,423 927,423 8.35 8.35 63.91 63.91 755,249 53.61 28.06 95,848 36.28 20.87 Dallas 14 14 13 13 507,737 507,737 0.62 0.62 34.99 34.99 2,424,147 9.25 4.73 57,887 32.89 13.04 Denton 35 35 2 2 16,030 16,030 0.32 0.32 1.10 1.10 642,147 48.31 26.54 76,652 31.48 17.57 Tarrant 64 64 1 1 0 0 0.00 0.00 0.00 0.00 1,751,486 21.11 12.19 61,772 33.74 13.86 Demographic Profile

ViewPoint Financial Group

Texas Banks

Texas Banks and Thrifts with the Richest Projected Depositor Base

Plano-based ViewPoint Financial Group is projected to have the highest median household income among its depositor base in the year 2013. The thrift currently also has the richest depositor base for the current year with the median household income of its depositors at $82,354.

Company	Ticker	City	Projected median household income of depositor base in 2013*	Median household income of depositor base in 2008*
ViewPoint Financial Group (MHC)	VPFG	Plano	$97,924	$82,354
North Dallas Bank & Trust Co.	NODB	Dallas	$77,646	$67,083
Comerica Incorporated	CMA	Dallas	$73,803	$63,929
Treaty Oak Bancorp, Inc.	TOAK	Austin	$73,399	$59,679
T Bancshares, Inc.	TBNC	Dallas	$72,696	$63,356
MetroCorp Bancshares, Inc.	MCBI	Houston	$71,521	$61,927
BancAffiliated, Inc.	BAFI	Arlington	$70,334	$61,772
Trinity Bank, N.A.	TYBT	Fort Worth	$70,334	$61,772
Texas Capital Bancshares, Inc.	TCBI	Dallas	$70,300	$61,158
Guaranty Financial Group, Inc.	GFG	Austin	$65,272	$56,284

**Aggregate of projected county demographic data provided by ESRI. Aggregates are weighted by the portion of a company's deposits in a particular county. List based on public banks and thrifts based in Texas.*

To create value in our market area by maintaining profitability, a strong capital position, and high asset quality through the continuation of the following objectives: Growth in commercial real estate, business, residential mortgage, and warehouse lending Increase core deposit mix Maintain strong level of asset quality Expand community banking network Improve operating efficiency Strategy

Average CRE loan to value is 60%*, average debt service coverage ratio is 1.48** Commercial Real Estate Portfolio *Current loan balance divided by value at origination **Based on underwritten NOI at time of origination CRE Mix

Average credit score for originated 1-4 family real estate loans in portfolio is 736; Average LTV of the mortgage portfolio is 60%* Residential Real Estate *Current loan balance divided by value at origination RE mix

MORTGAGE WAREHOUSE LENDING

Total Cost on Deposits: 2.29% Strong Core Deposit Mix: 59% Core 41% Non-Core Q1 2009 Deposit Mix *Source: SNL

Recently Opened: NE Tarrant County - August 2008 Dallas Oak Cliff - October 2008 Grapevine - April 2009 Opening Dates: Frisco - May 2009 Wylie - Q3 2009 Community Bank Network Expansion

Company assets exceeded $2.2 billion: Assets totaled $2.24 billion, an increase of $23.2 million, or 1.0%, from December 31, 2008. Strong loan growth: Net loans totaled $1.45 billion, an increase of $52.7 million, or 3.8%, from December 31, 2008. Total deposits surpassed $1.6 billion: Deposits totaled $1.64 billion, an increase of $87.1 million, or 5.6%, from December 31, 2008. Continued capital strength: At March 31, 2009, the Company's equity to total assets was 8.76% and the Bank's tier one capital ratio was 7.17%, exceeding the regulatory minimum of 5% for a well-capitalized institution. Q1 2009 Highlights

Earnings Per Share Q1 2009 - $1.2 million in earnings, $.05 per share $710 thousand (net of tax) of non-recurring expenses in Q1 2009 YE 2008 earnings increased 13% compared to YE 2007, prior to an other-than temporary-impairment on a portion of the securities portfolio due to mark to market *EPS prior to other-than-temporary impairment of $9 million (net of tax)

#2 in fee income compared to peers based on the percentage of fees to revenue. The peer average is 7.67% while VPFG is 23.70%* *Source: SNL - Public MHCs with assets totaling $750k - $3B as of 12/31/2008 Q1 2009 Revenue Mix

Despite volatility in interest rates, steadily maintained net interest margin Net Interest Margin

Q1 2009 Investment Mix Investment portfolio: 98% in Agency investments 63% fixed, 37% variable 27% HTM, 73% AFS

Non Performing Loans *Source: SNL - Public MHCs with assets totaling $750k - $3B as of 12/31/2008 Non-performing loan ratio remained low despite fluctuations in the credit market Non-performing loans $6.0 million, or 0.49%, of total loans $1.6 Million in REOs Non-performing assets are 0.34% of total assets Focus on maintaining quality assets

Texas NPL Comparison *Source: SNL As of December 31, 2008: Non-performing loans remained relatively stable while other Texas banks' NPLs increased significantly. At the same time, loan loss reserves to NPLs increased as other Texas banks' reserves declined.

Net charge-offs consist primarily of consumer loans and have declined from 0.30% of average loans at December 31, 2008 to 0.28% of average loans at March 31, 2009 Charge-offs

Focus on capital maintenance Leverage market share through organic growth Regulatory safety and soundness Remain well-capitalized Capital Management Plan

Leverage strengths in our growth market Expand Texas footprint Improve earnings Looking Forward

For more information: Visit our website at viewpointbank.com Call us with questions: Garold R. Base President and Chief Executive Officer 972.801.5843 Patti McKee Executive Vice President and Chief Financial Officer 972.509.2009 Mark Hord Executive Vice President and General Counsel 972.758.1551

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